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                                                                   EXHIBIT 10.16

   Description of Certain Compensatory Arrangements between Registrant and
                              Executive Officers

Registrant's Executive Car Program

     The Registrant's officers are eligible to participate in the Executive Car Program which includes lease reimbursement, insurance, personal use of the vehicle, operating expenses and reimbursement for taxes related to the Registrant's Executive Car Program.

Registrant's Executive Financial Counseling Program

     The Registrant reimburses its officers as follows for the costs they incur for financial counseling, tax planning and tax return preparation, subject to a $6,500 annual limit. The Registrant has made available (for an annual retainer fee) a financial counseling firm to provide such services to the Registrant's officers.

Registrant's Executive Health Program

     The Registrant's officers are eligible to participate in the Executive Health Program, under which those officers are reimbursed for the costs of an annual medical examination, subject to a $700 annual limit.